Exhibit (a)(3)

SPECIAL GENERAL MEETINGS OF SHAREHOLDERS OF

SHAMIR OPTICAL INDUSTRY LTD.

APRIL 26, 2011

Please sign, date and mail
your proxy card in the
envelope provided as soon as
possible.

Note: Shamir is convening two Special General Meetings. Please make sure to mark your vote with respect to both the First Special Meeting and the
Second Special Meeting and answer ALL of the questions immediately following, otherwise your shares will not be voted on the Proposal.

ˆ Please detach along perforated line and mail in the envelope provided. ˆ

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" THE PROPOSAL LISTED BELOW.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.  PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

THE PROPOSAL

Approval of (i) the Agreement and Plan of Merger, dated as of October 15, 2010, by and among Shamir, Essilor International SA and Shamrock Acquisition Sub Ltd., (ii) the merger of Shamrock Acquisition Sub Ltd. with and into Shamir under the provisions of Sections 350 and 351 of the Israeli Companies Law 5759-1999, and (iii) the other transactions contemplated by the Agreement and Plan of Merger.

	FIRST SPECIAL GENERAL MEETING	FOR	AGAINST	ABSTAIN

1.	Your vote as to the above Proposal:	☐	☐	☐

2.
By checking this box, you confirm that (i) you are not a member of Kibbutz Shamir, (ii) you do not have an ongoing commercial relationship with Kibbutz Shamir, and (iii) you do not have a personal or additional interest (other than as a shareholder) in the transactions underlying the Proposal. Please note: If you do not check this box, your shares will not be voted on the Proposal.
☐

	SECOND SPECIAL GENERAL MEETING	FOR	AGAINST	ABSTAIN

3.	Your vote as to the above Proposal:	☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐	4.	Do you have a personal interest in the transactions underlying the Proposal? Please note: If you do not mark either Yes or No, your shares will not be voted on the Proposal.	YES ☐	NO ☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy.  When shares are held jointly, each holder should sign.   When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.

SHAMIR OPTICAL INDUSTRY LTD.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

I, the undersigned shareholder of Shamir Optical Industry Ltd. (the “Company” or “Shamir”), do hereby nominate, constitute and appoint Mr. David Bar-Yosef and Mr. Yagen Moshe, or any one of them, my true and lawful proxy and attorney(s) with full power of substitution for me and in my name, place and stead, to represent and vote all of the ordinary shares, par value NIS 0.01 per share, of the Company, held in my name on its books as of March 21, 2011, at the Special General Meetings of Shareholders to be held on April 26, 2011 (or as otherwise adjourned). By my signature, I herby revoke any and all proxies previously given.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, the proxy will NOT be voted on the Proposal. Should any other matter requiring a vote of the shareholders arise, the proxies named above are authorized to vote in accordance with their best judgment in the interest of the Company.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ADDRESSED ENVELOPE. IF YOU DO NOT SIGN AND RETURN A PROXY OR ATTEND THE MEETINGS AND VOTE, YOUR SHARES CANNOT BE VOTED.

(Continued and to be signed on the reverse side)